UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 15, 2010
Comarco, Inc.

(Exact name of registrant as specified in its charter)

California	000-05449	95-2088894

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25541 Commercentre Drive, Lake Forest, California	92630-8870

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(949) 599-7400
Not Applicable

(Former name or former address, if changed since last report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.
     On December 15, 2010 Comarco, Inc. (the “Company”) issued a press release announcing, among other things, its financial results for the third quarter of fiscal 2011, which ended on October 31, 2010. The press release is incorporated herein to this Form 8-K by reference and a copy of the press release is attached hereto as Exhibit 99.1.
     Note: The information contained in Items 2.02 and 9.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
(d) On December 15, 2010, the Board of Directors of the Company approved the actions necessary to effect the voluntary delisting of the Company’s common stock, par value $0.10 per share (the “Common Stock”), from the NASDAQ Capital Market as a part of the Company’s efforts to reduce expenses and conserve resources. In connection therewith, on December 15, 2010, the Company issued a press release and notified the NASDAQ Stock Market of the Company’s intention to file a Form 25 — Notification of Removal from Listing and/or Registration Under Section 12(b) of the Securities Exchange Act of 1934 — with the Securities and Exchange Commission on or about December 29, 2010.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description
99.1	Press Release of Comarco, Inc. dated December 15, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMARCO, INC. (Registrant)
Date December 17, 2010	/s/ Winston E. Hickman
(Signature)
Winston E. Hickman Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Description
99.1	Press Release of Comarco, Inc. dated December 15, 2010